UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):    April 30, 2009

Lithia Motors, Inc.
(Exact Name of Registrant as specified in its charter)

Oregon	0-21789	93 - 0572810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.
incorporation)

360 E. Jackson Street
Medford, Oregon 97501
(Address of Principal Executive Office)

Registrant’s telephone number including area code 541-776-6868

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Effective May 1, 2009, the board of directors amended Section 2.1 of the Company’s Amended and Restated Bylaws to increase the minimum number of directors from two to three.

Item 8.01 Other Events.

At the Annual Meeting of Shareholders held April 30, 2009, the following actions where taken:

Director Election

The following nominees were duly elected to serve an annual term to expire at the 2010 annual meeting of shareholders:

	Votes in Favor	Votes Withheld
Sidney B. DeBoer	51,611,679	593,578
Thomas Becker	51,025,845	1,179,412
Bryan B. DeBoer	51,497,826	707,431
William L. Glick	51,570,679	634,578
Charles R. Hughes	51,570,831	634,426
A. J. Wagner	51,571,575	633,682

2009 Employee Stock Purchase Plan

At the meeting, shareholders also approved the new 2009 Employee Stock Purchase Plan by a vote of 43,277,678 in favor, 4,499,211 against, 4,769 abstaining, and 4,423,599 broker non-votes.

Stock Incentive Plan Amendment (Withdrawn); Prior Grants Ratified

Because the holders of less than a majority of the Class A Common Stock outstanding had voted to approve the proposed amendments, Sidney B. DeBoer, as Manager of Lithia Holding Company LLC, the sole holder of the Class B Common Stock which represents approximately 68.9% of all voting shares entitled to vote on this matter, announced that he would abstain from voting to approve the amendments in deference to the expression of opposition by a majority of the Class A Common shareholders. This action resulted in the Stock Incentive Plan Amendment not being approved. Votes casted were 1,761,342 in favor, 8,394,677 against, 37,625,639 abstaining and 4,423,599 broker non-votes.

The prior stock option grants were ratified by a vote of 39,383,652 in favor, 8,394,677 against, 3,329 abstaining and 4,423,599 broker non-votes.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.
(Registrant)

Date:	May 5, 2009	By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary